Exhibit (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Ecolab Inc. of our report dated February 26, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

October 29, 2021